Exhibit 99.3

 Squarespace  Permira Tender Offer  A compelling opportunity to maximize value for shareholders  September 2024

 Transaction highlights  1  Thorough process managed by fully independent Special Committee of the Board of Directors  Highly attractive transaction price providing certain and immediate value to Squarespace shareholders   Deliberate process, with ability to review and act upon superior proposal as warranted  Received revised (and best and final) proposal from Permira for $46.50 per share

Transaction overview

1 $7.2B ALL-CASH TRANSACTION

- On September 9, 2024, Squarespace announced a revised proposal by which stockholders may receive **$46.50 per share in cash** by tendering their shares into the offer, an increase of $2.50 per share over the transaction price of $44.00 per share announced on May 13, 2024
  - Revised proposal is structured as a tender offer and reflects Permira's best and final offer price, which delivers certain value and a significant premium to shareholders
- Transaction valued at **approximately $7.0 billion** on an equity value basis and **approximately $7.2 billion** on an enterprise value basis[1]

2 $46.50 REPRESENTS AN ATTRACTIVE PREMIUM

- **Premium of ~22% over Squarespace's 52-week high** prior to original agreement, **the highest 52-week high premium of all tech take-privates in the last 24 months**
- **Premium of ~22%** over Squarespace's closing share price[2] of $38.19 on May 10, 2024
- **Premium of ~36%** over Squarespace's 90-day volume weighted average trading price on May 10, 2024

3 TRANSACTION DETAILS

- Fully independent Special Committee led the process and unanimously approved and recommended the transaction
  - Special Committee had independent advisors (Financial advisor: Centerview Partners; Legal advisor: Richards, Layton & Finger)
  - Board of Directors unanimously approved the transaction after the recommendation of the Special Committee
- Anthony Casalena is rolling over a substantial majority of his existing equity and will continue to lead Squarespace as Chief Executive Officer
- General Atlantic and Accel to roll over a portion of their equity and/or re-invest as part of the transaction

[1] Reflects share count data and balance sheet as of 06/30/24
[2] Closing share price prior to original agreement was 52-week high

SQUARESPACE
2

 Transaction unlevered free cash flow (uFCF) multiple significantly above peer trading multiples  CY25E uFCF growth  26%  20%  15%  EV / CY2025E uFCF (as of 9/9/24)1  Source: FactSet; Public filings  Note: uFCF consensus estimates calculated as cash flow from operations less capex, plus net tax impact of interest paid  1 As of 09/06/24; Wix enterprise value of $9,062mm and CY25E uFCF of $575mm ($564mm research reported uFCF, implying CY25E uFCF multiple of 16.1x), GoDaddy enterprise value of $25,550mm and CY25E uFCF of $1,612mm ($1,654mm research reported uFCF, implying CY25E uFCF multiple of 15.4x), SQSP enterprise value at $46.50 transaction price of $7,203mm and CY25E uFCF of $354mm ($377mm research reported uFCF, implying CY25E uFCF multiple of 19.1x)  3  SQSP uFCF multiple median discount of 5% to Wix over the year prior to the original transaction agreement   SQSP uFCF multiple 29% premium  to Wix  SQSP uFCF multiple 28% premium  to GoDaddy  (@ $46.50 / share)

Attractive offer price relative to historical trading levels

~36%
premium over 90-day VWAP[1]

~22%
premium over 52-week high[2]

TRANSACTION DELIVERS VALUE NOT SEEN IN THE PAST YEAR



Intra-day highs
$60.00
$50.00
$40.00
$30.00
$20.00
$10.00
May-2023
Jul-2023
Sep-2023
Nov-2023
Jan-2024
Mar-2024
May-2024
February 13 - Initial bid received
$31.61
$46.50
Best and final offer

Source: FactSet as of 05/10/24
Note: [1] As of 05/10/24; [2] Closing share price prior to original agreement was 52-week high and SQSP traded up ~3.7% over the 2-days prior to original agreement

SQUARESPACE
4

Fully negotiated transaction  5  4 price increases from initial proposal (despite no other bids received)  ~15% increase from initial proposal  Best and final

 Commerce headwinds persist, resulting in execution risks to commerce strategy and adoption of commerce products by Squarespace customers  Businesses reticent to adopt higher priced Commerce plans and add-ons in light of challenging macro conditions  Heightened competition in Commerce category vs. historical Web Presence category could result in slower adoption of new offerings  Potential Commerce pricing changes could result in churn or delays in product adoption  Slower commerce growth in recent quarters vs. key peers  Q2’24 YoY Gross merchandise value2 (“GMV”) growth of 4% for Squarespace ($1.6bn GPV), relative to 20% for Shopify ($67.2bn GMV)  Q2’24 YoY Commerce3 Revenue growth of 8% for Squarespace, relative to 15% for GoDaddy and 20% for Wix  Research analyst and public investor models do not fully appreciate potential challenges to Squarespace’s near-term organic growth profile given recent acquisition of Google Domains  While Google Domains acquisition provides near-term new customer funnel expansion driving positive trends for 2024, continued execution is required to capitalize on this opportunity in 2025+  Potential macro concern impacting Squarespace’s go-forward organic growth  SMB-focused public companies have traded down ~6% since announcement4  Peer performance since announcement not extrapolated to Squarespace as multiple company-specific events have impacted peer group  Wix’s recent share price performance since transaction announcement is primarily driven by recent margin expansion, which we believe is a one-time lever to share price performance best evidenced by fact that current WIX share price is below 5/20/2024 (post Q1’24 earnings) share price despite another positive earnings release (in Q2’24)  Wix share price rose ~11% post Squarespace announcement during the week of 5/13/2024  GoDaddy’s recent share price performance since transaction announcement is primarily driven by shareholder rotation into scaled and profitable companies  Deal maximizes certainty of value given multiple potential risks to standalone execution  6  1  2  3  Below reflects key concerns highlighted by investors and research analysts covering the company1  Note: 1 Concerns raised in quarterly earnings calls and published research reports, 2 Wix and GoDaddy do not regularly disclose this metric; 3 Squarespace represents Commerce revenue, Wix represents Business Solutions revenue, GoDaddy represents Application and Commerce revenue; 4 Represents median share price movement from 1 day period to announcement (05/10/24) to today (09/06/24) of peer group, including Bill, Intuit, Klaviyo, LegalZoom, Lightspeed, Paycom, Paycor, Paylocity, Shopify, and ZoomInfo

 Highly attractive value vs. risk-adjusted standalone plan  Special Committee conducted independent, thorough review of strategic alternatives in context of standalone plan  Fully empowered, independent Special Committee  World class independent legal and financial advisors  Independently analyzed the Company’s underlying business, opportunities and risks  Thoroughly reviewed and diligenced management’s plan  With advisors, formed point of view on risk-adjusted value of standalone plan  Special Committee received fairness opinion from Centerview Partners  View of intrinsic value formed basis of decision framework  $46.50 per share highly attractive relative to assessment of intrinsic value  7

 Fully independent Special Committee led a robust strategic review process to ensure best deal for shareholders  8  Special Committee-led  Committee was formed at the outset of the process, following the Board’s initial discussion on proposal received  Fully independent committee of directors executed a thorough consideration of strategic alternatives  Independent advisors for Special Committee  Special Committee engaged independent financial advisor (Centerview) and legal counsel (Richards, Layton and Finger)  Equal treatment of all bidders  All bidders provided with the same timelines, governance guidelines and opportunities for detailed diligence  Highly qualified and independent Special Committee  Michael Fleisher  Independent director since 2018  Chair of Audit Committee and member of Nominating & Governance Committee  Experience: Wayfair (CFO), Warner Music (Vice Chairman – Strategy & Ops), Gartner (CEO), Goat Group (Board Member)  Jonathan Klein  Independent director since 2010  Chair of Compensation Committee and member of Audit Committee  Experience: Getty Images (Co-founder & CEO, Board Member), Etsy (Board Member), Jumia Technologies (Board Chairman)  Neela Montgomery  Independent director since 2022  Member of Audit Committee and Compensation Committee  Experience: Orveon Global (CEO), Greycroft Partners (Board Partner), Logitech (Board Member), Fetch (Board Member), CVS Health / CVS Pharmacy (EVP)  Attractive price relative to fundamental value  Special Committee evaluated potential transaction relative to standalone value of Company  Intrinsic value was one of the key determinants of value

 Rigorous process maximized value  9  Options Assessed  1  The Special Committee assessed all credible alternatives to the Merger, including continuing to operate Squarespace as a stand-alone company or pursuing an alternative transaction  The Special Committee considered the desirability and the potential benefits to the Unaffiliated Company Stockholders, along with the industry dynamics and execution risks as a stand-alone company versus alternatives  Parties in the process  2  The Special Committee initially approached eight prospective parties, consisting of sponsors it believed were the most likely to be interested in a transaction with Squarespace at an attractive valuation  Seven parties signed an NDA and engaged in diligence  All parties that executed an NDA received access to a data room with the same information and no party received information in advance of any others  Ultimately, 5 of those parties held robust management meetings  Bidding Outcomes  3  The Company received one proposal on April 26th, from Permira. No other parties bid.  The Special Committee obtained 3 price increases from Permira’s initial proposal to the original announcement Per Share Price of $44.00  Subsequently, the Special Committee received a best and final revised offer of $46.50 from Permira on September 6th   The transaction reflects a fair and favorable price for the public shareholders  No strategic parties have expressed interest in submitting a bid for Squarespace before or after the deal announcement

 Key takeaways  10  Thorough process managed by fully independent Special Committee of the Board of Directors  Transaction was the culmination of a robust, fully independent Special Committee-led strategic review process  Highly attractive, immediate, and certain transaction price  Thorough review of Company’s standalone prospects and value relative to a transaction. Obtained the best terms and highest price that Permira or any other financial sponsor was willing to pay for a transaction with Squarespace  Deliberate process, with ability to review and act upon superior proposal as warranted  Standard no-shop term for marketed deal, with intentionally low termination fee of ~3%, consistent with or below similar fees payable in comparable transactions so as not to inhibit superior proposals   Thorough process timeline, providing comprehensive, and fair process to all prospective buyers  No alternative proposals have been received since announcement in May

 Appendix

 CY25E uFCF build for Squarespace, Wix and GoDaddy  Source: Factset  Note: uFCF consensus estimates calculated as cash flow from operations less capex, plus net tax impact of interest paid  12  At announcement (9/9)  FYE 12/31, $mm  Wix  GoDaddy  Cash flow from operations  $334   $591   $1,522   CapEx  (11)  (16)  (26)  Net tax impact of interest paid  31   –  116   uFCF  $354   $575   $1,612

 Forward-Looking Statements and Other Information  This presentation may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements relating to the completion of the merger. Any statements made in this presentation that are not statements of historical fact, including statements about beliefs and expectations of Squarespace, Inc. (the “Company”, “we” or “our”), are forward-looking statements and should be evaluated as such. Forward-looking statements include, but are not limited to, statements about the Company’s outlook for the future fiscal periods, the Company’s market position, and potential market opportunities. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or phrases or other comparable words or phrases of a future or forward-looking nature. The Company bases these forward-looking statements on its current expectations, plans and assumptions that the Company has made in light of its experience in the industry, as well as its perceptions of historical trends, current conditions, expected future developments and other factors the Company believes are appropriate under the circumstances at such time. These statements are not guarantees of future performance or results and the Company does not give any assurance that it will achieve its expectations. The forward-looking statements are subject to and involve risks, uncertainties and assumptions, and you should not place undue reliance on these forward-looking statements. Although the Company believes that these forward-looking statements are based on reasonable assumptions at the time they are made, many factors could affect the Company’s actual results or results of operations and could cause actual results to differ materially from those expressed in the forward-looking statements. Further information on risks that could cause actual results to differ materially from forecasted results are included in the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”), including the Company’s Annual Report on Form 10-K filed on February 28, 2024 with the SEC. The Company undertakes no obligation and does not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. All written and oral forward-looking statements made in connection with this presentation attributable to the Company or persons acting on the Company’s behalf are expressly qualified in their entirety by the above paragraph. This presentation contains non-GAAP financial measures such as adjusted EBITDA and unlevered free cash flow. These measures are not prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) and have important limitations as analytical tools. Non-GAAP financial measures are supplemental, should only be used in conjunction with results presented in accordance with GAAP and should not be considered in isolation or as a substitute for such GAAP results.   General  This presentation contains statistical data that we obtained from third party publications, surveys and reports. Although we have not independently verified the accuracy or completeness of the data contained in these industry publications, surveys and reports, we believe the publications, surveys such reports are generally reliable, although such information is inherently subject to uncertainties and may be imprecise.  This presentation contains additional trademarks, tradenames and service marks of other companies that are the property of their respective owners. Certain monetary amounts, percentages and other figures included in this presentation have been subject to rounding adjustments. Certain other amounts that appear in this presentation may not sum due to rounding.   This presentation may be deemed to be solicitation material in connection with the proposed acquisition of the Company by Permira pursuant to a definitive Agreement and Plan of Merger (the “Merger Agreement”) between Spaceship Purchaser, Inc., Spaceship Group MergerCo, Inc. and the Company. In connection with the proposed merger, the Company has filed relevant materials with the SEC, including a proxy statement which has been mailed or otherwise disseminated to the Company's stockholders. STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY AMENDMENTS OR SUPPLEMENTS THERETO, AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED MERGER. Stockholders may obtain free copies of the definitive proxy statement, any amendments or supplements thereto and other documents containing important information about the Company or the proposed merger, once such documents are filed with the SEC, free of charge at the SEC’s website at www.sec.gov, or from the Company at https://investors.squarespace.com.  This document does not constitute a solicitation of proxy, an offer to purchase or a solicitation of an offer to sell any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.  13  Disclaimer